Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Endurance International Group Holdings, Inc.

Burlington, Massachusetts

We hereby consent to the incorporation by reference in Registration Statement No. 333-191894 on Form S-8 of our report dated February 28, 2014, relating to the consolidated financial statements of Endurance International Group Holdings, Inc. which appear in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Boston, Massachusetts

February 28, 2014